UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-lOl)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

GEE GROUP INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11

GEE GROUP INC.

7751 Belfort Parkway, Suite 150

Jacksonville, Florida 32256

NOTICE OF POSTPONEMENT OF 2026 ANNUAL MEETING OF SHAREHOLDERS

SUPPLEMENT TO THE PROXY STATEMENT

Dear Shareholders of GEE Group Inc.:

On behalf of the Board of Directors of GEE Group Inc. (the “Company”), notice is hereby given that the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to be held in a virtual meeting format originally scheduled for 9:00 a.m., Eastern Daylight Time (EDT) on September 24, 2026, has been postponed. The Annual Meeting will now take place on Wednesday, September 30, 2026, at 9:00 a.m. in a virtual meeting format at https://www.cstproxy.com/geegroup/2026.

The Annual Meeting was postponed to provide additional time to solicit proxies to approve the proposals to be considered at the Shareholder Meeting listed in the Proxy Statement, filed with the Securities and Exchange Commission on August 31, 2026 (the “Proxy Statement”).

The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting remains the close of business on August 10, 2026. Proxies previously submitted will remain valid and will be voted at the postponed Annual Meeting unless properly revoked. Shareholders who have not yet voted, or who wish to change their vote, are encouraged to submit their proxies promptly using the instructions contained in the Company’s Proxy Statement. You may continue to vote your shares using any of the methods outlined in the Proxy Statement.

This supplement does not modify, amend, supplement or otherwise affect any other matter presented for consideration in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Derek Dewan
Derek Dewan
Chairman of the Board

Jacksonville, Florida

September 15, 2026

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